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                                                                   EXHIBIT 10.21

                                          [LOGO OF KONOVER PROPERTY TRUST, INC.]

MEMORANDUM

To:   Dan Kelly

From: Michael Maloney

CC:   Human Resources

Date: 3/25/2002

Re:   Your Employment Letter Dated December 29, 2000 ("Employment Letter")

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At its March 7, 2002 meeting, the Company's Board directed me to assure you of the following, in light of the terms of the Employment Letter.

Despite the exclusion of "LF Strategic Realty Investors II L.P. and its affiliates" (hereinafter collectively "Lazard") from the definition of "Change of Control" appearing in the Employment Letter, the Board agrees that if Lazard takes the Company private, such will indeed be a Change of Control for purposes of the Employment Letter. To the extent the terms of the Employment Letter would preclude you from receiving benefits under paragraphs 3 and 4 thereof in the event that Lazard takes the Company private, the Board is willing to modify the Employment Letter as to that particular scenario. Nonetheless, to be clear, the Board is not waiving any other rights, terms or conditions of the Employment Letter and such remain in effect.

Nothing in this memorandum should be construed as a statement that Lazard is or is not taking the Company private. There are many alternatives available to the Board and no course of action has been determined at this point.

If you have any questions, please contact me.


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